SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Farmers and Merchants Bancshares, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

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April 10, 2020

Dear Valued Stockholder:

Due to the emerging public health impact of the COVID-19 pandemic and to support the health and well-being of its employees, stockholders and the community, Farmers and Merchants Bancshares, Inc. (the “Company”) has decided to change the location and format of the 2020 Annual Meeting of Stockholders to a hybrid meeting. The new location of the Annual Meeting will be 4510 Lower Beckleysville Road, Suite H, Hampstead, Maryland 21074 and via toll-free conference call on Tuesday, April 28, 2020 at 3:00 p.m., Eastern Time. Please be aware that, on March 30, 2020, Maryland Governor Lawrence J. Hogan, Jr. issued a Stay-at-Home Order to Maryland residents and prohibited gatherings in Maryland of more than 10 people (collectively, the “Order”). As a result, you may not be able to attend the 2020 Annual Meeting in person if the Order remains in effect on April 28, 2020. Accordingly, and because of concerns relating to COVID-19, we encourage you to attend the 2020 Annual Meeting only via conference call.

To attend the 2020 Annual Meeting by conference call, you must call 866-485-3290 and then enter conference code 3374198816 followed by the # sign. The 2020 Annual Meeting is open only to stockholders who owned shares as of February 21, 2020 (the “Record Date”) and proxy holders.

If you were a stockholder of record as of the close of business on the Record Date and choose to participate in the 2020 Annual Meeting by conference call, then you may vote at the Annual Meeting by voice vote after confirming your account number issued by American Stock Transfer & Trust Company (“AST”), the Company’s transfer agent. You can obtain your AST account number by looking at your most recent communication from AST or by calling Lynnette Kitzmiller, Vice President & Corporate Secretary, at 410-374-1510 ext. 105 or Mark Krebs, Executive Vice President & Chief Executive Officer, at 410-517-3065 ext. 129.

If you hold your shares through a broker, bank or other nominee (that is, in “street name”), then your broker, bank or other nominee is the stockholder of record and such nominee might not be able to vote your shares unless you provide it with voting instructions. You should instruct your broker, bank or other nominee to vote your shares by following the instructions that your broker, bank or other nominee provided when it sent the Company’s proxy materials to you. You may not vote shares held in street name by returning a proxy card directly to the Company or by voting in person or via the conference call unless you provide the Company with a “legal proxy”, which you must obtain from your broker, bank or other nominee. If you obtain a legal proxy and plan to vote at the 2020 Annual Meeting via conference call, then the Company must receive your legal proxy by 5:00 p.m., Eastern Time, on April 27, 2020. You will receive an e-mail from the Company confirming your registration to vote at the 2020 Annual Meeting. Legal proxies may be submitted by mail to: Lynnette Kitzmiller, Vice President and Corporate Secretary, Farmers and Merchants Bancshares, Inc., 4510 Lower Beckleysville Road, Suite H, Hampstead, Maryland 21074; or by e-mail to lynnette.kitzmiller@fmb1919.bank.

Please note that the Company’s Notice of Annual Meeting of Stockholders, definitive proxy statement and proxy card that were filed with the Securities and Exchange Commission on March 11, 2020 and distributed to stockholders will not be updated to reflect the change in location and format of the 2020 Annual Meeting. You may continue to use that proxy card to vote your shares in connection with the 2020 Annual Meeting.

If you have already voted your shares and you do not want to change your vote, then you do not need to take any further action and your vote will be counted at the 2020 Annual Meeting. We encourage you to attend the 2020 Annual Meeting via the toll-free conference call.

Members of the Company’s management team intend to present certain financial and other information about the Company at the 2020 Annual Meeting. Prior to the commencement of the 2020 Annual Meeting, the Company will file a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) to furnish a copy of management’s presentation. The foregoing Current Report on Form 8-K will be available at the SEC’s website, www.sec.gov, and will also be available on the Company’s website, www.fmb1919.bank, under the “SEC Filings - Documents” tab of the “Investor Relations” webpage.

Sincerely yours,

/s/ Lynnette Kitzmiller

Lynnette Kitzmiller

Vice President/Corporate Secretary